Exhibit 4.1

SEVENTH AMENDMENT TO THE

REVOLVING CREDIT AGREEMENT

THIS SEVENTH AMENDMENT to the REVOLVING CREDIT AGREEMENT, dated as of this 31st day of March, 2008 (this “Seventh Amendment”), is entered into in connection with and as an amendment to that certain Revolving Credit Agreement, dated as of March 10, 2003 (the “Credit Agreement”), as amended by that First Amendment, dated as of August 31, 2003, as further amended by that Second Amendment, dated as of February 27, 2004, as further amended by that Third Amendment, dated as of August 30, 2004, as further amended by that Fourth Amendment dated as of August 29, 2005, as further amended by that Fifth Amendment dated as of August 29, 2006, as further amended by that Sixth Amendment dated as of August 29, 2007, and as further amended, restated or modified from time to time, by and between First National Bank of Omaha (“FNBO”) and Ballantyne of Omaha, Inc. (the “Borrower”).

RECITALS:

WHEREAS, the Borrower desires to obtain an interim extension of credit from FNBO in the amount of Ten Million Four Hundred Thousand Dollars ($10,400,000);

WHEREAS, FNBO has agreed to make said extension of credit, and to amend the Credit Agreement as set forth herein to reflect said extension of credit.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the parties agree as follows:

ARTICLE I
Amendments

1.1                                 Definitions.  Article I of the Credit Agreement is hereby amended as follows:

(a)                                  A definition for the term “Adjustment Date” is added to Article I, reading as follows:

“As defined in Section 2.3(b).”

(b)                                 The definition of “Advance” is amended and restated in its entirety to read as follows:

“Any advance of funds to the Borrower by FNBO under the Base Revolving Credit Facility or the Interim Revolving Credit Facility.”

(c)                                  A definition for the term “Base Revolving Credit Note” is added to Article I, reading as follows:

“The revolving credit note, substantially in the form of Exhibit A attached to this Agreement, and all extensions, renewals, and substitutions of or for the foregoing.”

(d)                                 The definition of “Collateral” is amended by inserting “the Control Agreement” immediately prior to “the Security Agreement” in the first and second lines thereof.

(e)                                  The definition of “Commitment” is amended by inserting “Base Revolving Credit” immediately prior to “Note” in the second line thereof.

(f)                                    A definition for the term “Control Agreement” is added to Article I, reading as follows:

“The Control Agreement Regarding Security Interest in Investment Property, dated as of March 31, 2008, by and among FNBO, First National Capital Markets, Inc. and the Borrower, relating to the Pledged Account, as amended, modified, supplemented or restated from time to time.”

(g)                                 The definition of “Default Rate” is amended and restated in its entirety to read as follows:

“3.0% plus the Revolving Credit Rate or the Interim Revolving Credit Rate, as applicable.”

(h)                                 The definition of “Guarantor Documents” is amended and restated in its entirety to read as follows:

“(a)                            The Guaranty Agreement, dated as of March 10, 2003, among the Guarantors party thereto from time to time and FBNO, as the same may be amended, modified, supplemented and restated from time to time;

(b)                                 The Pledge Agreement; and

(c)                                  The Security Agreement.”

(i)                                     The definition of “Guarantor” is hereby amended and restated to read as follows:

“(a) All of the Borrower’s existing and future direct and indirect Subsidiaries; (b) any existing and future direct and indirect Subsidiaries of any of the Guarantors; and (c) any Affiliate of Borrower that agrees to act as a Guarantor pursuant to this Agreement and the Guarantor Documents.”

(j)                                     A definition for the term “Interim Facility Availability” is added to Article I, reading as follows:

“The Interim Facility Commitment at such time, minus the principal amount of all then-outstanding Advances under the Interim Revolving Credit Facility.”

(k)                                  A definition for the term “Interim Facility Commitment” is added to Article I, reading as follows:

“The lesser of (i) $10,400,000 or (ii) 80% of the par value of investments held in the Pledged Account.”

(l)                                     A definition for the term “Interim Facility Termination Date” is added to Article I, reading as follows:

“March 30, 2009, or such later date as is approved in writing by FNBO.”

(m)                               A definition for the term “Interim Revolving Credit Facility” is added to Article I, reading as follows:

“As defined in Section 2.1.”

(n)                                 A definition for the term “Interim Revolving Credit Note” is added to Article I, reading as follows:

“A revolving credit note, in form and substance satisfactory to FNBO, evidencing the Interim Revolving Credit Facility, including all extensions, renewals, and substitutions of or for the foregoing.”

(o)                                 A definition for the term “Interim Revolving Credit Rate” is added to Article I, reading as follows:

“As defined in Section 2.3(b).”

(p)                                 The definition of “Note” is amended and restated in its entirety to read as follows:

“The Base Revolving Credit Note or the Interim Revolving Credit Note.”

(q)                                 A new definition for the term “Notes” is added to Article I, reading as follows:

“The Base Revolving Credit Note and the Interim Revolving Credit Note.”

(r)                                    The definition of “Operative Documents” is amended and restated in its entirety to read as follows:

“This Agreement, the Notes, the Control Agreement, the Pledge Agreement, the Security Agreement, the Guarantor Documents, any reaffirmations of the foregoing, the financing statements regarding the Collateral and all other documents, certificates and instruments required to be delivered pursuant to this Agreement from time to time.”

(s)                                  The definition of “Permitted Participant” is amended by deleting “the Note” in the first line thereof and substituting “any Note” in lieu thereof.

(t)                                    The definition of “Pledge Agreement” is amended and restated in its entirety to read as follows:

“The Stock Pledge Agreement, dated as of March 10, 2003, among the Borrower, the Guarantors from time to time party thereto, and FNBO, as the same may be amended, modified, supplemented and restated from time to time.”

(u)                                 A new definition for the term “Pledged Account” is added to Article I, reading as follows:

“Securities account number 20800013 maintained by the Borrower at First National Capital Markets, Inc.”

(v)                                 A new definition for the term “Portfolio Concentration Factor” is added to Article I, reading as follows:

“For any investment in the Pledged Account, as of any date, the quotient of (i) the principal amount of said investment divided by (ii) the aggregate principal amount of all investments in the Pledged Account.”

(w)                               The definition of Security Agreement is amended and restated in its entirety to read as follows:

“The Security Agreement, dated as of March 10, 2003, among the Borrower, the Subsidiary Guarantors from time to time party thereto, and FNBO, as the same may be amended, modified, supplemented and restated from time to time.”

(x)                                   A new definition for the term “Weighted Average Rate” is added to Article I, reading as follows:

“As of any Adjustment Date, the product of (i) 1.25 multiplied by (ii) the sum of the Weighted Average Returns for each investment in the Pledged Account.”

(y)                                 A new definition for the term “Weighted Average Return” is added to Article I, reading as follows:

“As of any Adjustment Date, for any investment in the Pledged Account, the product of (i) the annualized rate of return for the investment, determined as of the most recent Business Day immediately preceding the Adjustment Date on which such information is available to FNBO (for purposes hereof, the “Calculation Date”), multiplied by (ii) the Portfolio Concentration Factor for said investment, determined as of said Calculation Date.”

1.2                                 Revolving Credit.  Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Until the Termination Date, FNBO agrees to advance funds for general corporate purposes to the Borrower on a revolving credit basis up to the amount of the Commitment in effect from time to time (the “Base Revolving Credit Facility”); provided, however, that the aggregate amount of funds available for Advance to the Borrower under the Base Revolving Credit Facility shall not exceed the Availability.

In addition, until the Interim Facility Termination Date, FNBO agrees to advance funds for general corporate purposes to the Borrower on a revolving credit basis up to the amount of the Interim Facility Commitment in effect from time to time (the “Interim Revolving Credit Facility”); provided, however, that the aggregate amount of funds available for Advance to the Borrower under the Interim Revolving Credit Facility shall not exceed the Interim Facility Availability.

The Borrower shall not be entitled to any further Advances hereunder after the occurrence and during the continuation of any Event of Default or Potential Event of Default, or if the Borrower’s representations and warranties hereunder are not true and correct in all material respects as of the time of the requested Advance.  Advances shall be made, on the terms and conditions of this Agreement, upon the Borrower’s request.  Requests shall be made by 2:00 p.m. Omaha time on the Business Day prior to the requested date of the Advance.  The Borrower’s obligation to make payments of principal and interest on the foregoing revolving credit indebtedness shall be further evidenced by the Notes.”

1.3                                 Revolving Credit Fees.  Section 2.2(a) of the Credit Agreement is hereby amended by deleting “facility” in the second line thereof and substituting “Base Revolving Credit Facility” in lieu thereof.

1.4                                 Interest on Revolving Credit.  Section 2.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)                            Interest shall accrue on the Principal Loan Amount outstanding from time to time under the Base Revolving Credit Facility at a variable rate per annum (the “Revolving Credit Rate”) equal to the Prime Rate plus one quarter of one percent (.25%).  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs.  The parties hereto acknowledge that the rate announced publicly by FNBO as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

(b)                                 Interest shall accrue on the principal amount outstanding from time to time under the Interim Revolving Credit Facility at a variable rate per annum equal to the Weighted Average Rate (the “Interim Revolving Credit Rate”).   The Interim Revolving Credit Rate will be adjusted on Monday of each week (or, if Monday is not a Business Day, the next Business Day) (the “Adjustment Date”) and remain fixed until the next Adjustment Date.

(c)                                  All interest shall accrue based on a year of 360 days, and for actual days elapsed.  Interest for any month shall be due no later than the tenth day of the following month.  Notwithstanding anything to the contrary elsewhere herein, after an Event of Default has occurred and is continuing, interest shall accrue on the entire outstanding balance of principal and interest on all indebtedness hereunder at a fluctuating rate per annum equal to the Default Rate.”

1.5                                 Payments.  Section 2.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The aggregate principal balance outstanding under the Base Revolving Credit Note together with all accrued but unpaid interest thereon shall be due on the Termination Date.  The aggregate principal balance outstanding under the Interim Revolving Credit Note together with all accrued but unpaid interest thereon shall be due on the Interim Facility Termination Date.  All obligations of the Borrower under the Notes and under the other Operative Documents shall be payable in immediately available funds in lawful money of the United States of America at the principal office of FNBO in Omaha, Nebraska or at such other address as may be designated by FNBO in writing.  In the event that a payment day is not a Business Day, the payment shall be due on the next succeeding Business Day.”

1.6                                 Prepayments.  Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The Borrower may at any time prepay, in whole or in part, amounts outstanding under the Base Revolving Credit Note or the Interim Revolving Credit Note if the Borrower has given FNBO at least one (1) Business Day (or, in the case of payments under the Interim Revolving Credit Note, two (2) Business Days) prior written notice of its intention to make such prepayment.  Any such prepayment may be made without penalty.  No such prepayment shall reduce the Base Revolving Credit Facility or the Interim Revolving Credit Facility.”

1.7                                 Security.  Section 2.6 of the Credit Agreement is hereby amended and restated in its enitrety to read as follows:

“All obligations of the Borrower hereunder and under the Operative Documents, including, without limitation, the Borrower’s obligations to make payments of principal and interest on the Notes, and any and all obligations outstanding under the Letter(s) of

Credit, shall be secured by a first security interest in the Collateral, as more specifically described in the Security Agreement, the Pledge Agreement and the Control Agreement, subject to liens permitted thereunder.”

1.8                                 Indebtedness.  Section 4.4 of the Credit Agreement is hereby amended by inserting “(excluding, for this purpose, Indebtedness under the Interim Revolving Credit Facility)” following the word “Indebtedness” in the third line thereof.

1.9                                 Remedies.  Section 6.2 of the Credit Agreement is hereby amended by deleting each reference to “Note” and substituting in lieu thereof “Notes.”

1.10                           Participation; General Indemnity.  Sections 7.10 and 7.11 of the Credit Agreement are each hereby amended by deleting each reference therein to “the Note” and substituting in lieu thereof “any Note.”

ARTICLE II

CLOSING CONDITIONS

2.1                                 Closing Conditions.  This Amendment shall become effective upon satisfaction of the following conditions precedent:

(a)                                  Executed Amendment.  Receipt by FNBO of a copy of this Amendment duly executed by the Borrower.

(b)                                 Interim Revolving Credit Note.  Receipt by FNBO of an Interim Revolving Credit Note, in substantially the form of Exhibit A hereto, duly executed by the Borrower.

(c)                                  Control Agreement.  Receipt by FNBO of the Control Agreement, duly executed by the Borrower.

(d)                                 Reaffirmation.  Receipt by FNBO of the Reaffirmation of Guaranty, in substantially the form of Exhibit B hereto, duly executed by Strong Westrex, Inc. (the “Reaffirmation”).

(e)                                  Joinder.  Receipt by FNBO of a joinder agreement, in form and substance satisfactory to FNBO, pursuant to which Strong Technical Services, Inc. and Strong Digital Systems, Inc. (the “Additional Guarantors”) shall become party to the Guarantor Documents (the “Joinder”).

(f)                                    Officer’s Certificates.  Receipt by FNBO of a certificates of an officer of the Borrower and each Guarantor (including each Additional Guarantor), certifying incumbency of officers, authorized signatures, authorizing resolutions, organizational documents and such other matters as FNBO shall reasonably request.

(g)                                 Good Standing Certificates.  Receipt by FNBO of certificates of good standing of the Borrower and each Guarantor (excluding good standing certificates for any Additional Guarantor, which shall be delivered as set forth in Section 2.2), certified by the appropriate governmental officer in the jurisdiction of incorporation of such entity.

(h)                                 Other Fees and Expenses.  The Borrower shall have reimbursed FNBO for all reasonable costs and out-of-pocket expenses (including attorneys’ fees) paid or incurred by FNBO in connection with the preparation, negotiation, execution and delivery of this Amendment.

(i)                                     Other.  The Borrower and the Guarantors shall have delivered such other documents as FNBO may reasonably request.

2.2                                 Post-Closing Items.  The Borrower shall deliver to FNBO the following within five (5) Business Days of the date hereof:

(a)                                  Original stock certificates, evidencing the capital stock of the Additional Guarantors, and any Subsidiaries of such Additional Guarantors (including, without limitation, Marcel Desrochers, Inc.), together with appropriate stock powers executed in blank, all of which shall be held by FNBO as Collateral pursuant to the Pledge Agreement; provided, however, that, at the option of FNBO, no more than sixty-five percent (65%) of the capital stock of Strong Digital Systems, Inc. or Marcel Desrochers, Inc. shall be pledged to FNBO pursuant to the foregoing sentence.

(b)                                 Good standing certificates (or their equivalent) for each Additional Guarantor, certified by the appropriate governmental officer in the jurisdiction of incorporation of such entity.

(c)                                  All additional items required to be delivered pursuant to the terms of the Joinder.

The failure to deliver the documentation required by this Section 2.2 within the specified time period shall constitute an Event of Default under the Credit Agreement.

ARTICLE III

MISCELLANEOUS

3.1                                 Amended Term.  The term “Credit Agreement” as used in each of the Operative Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended or modified hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2                                 Reassertion of Representations and Warranties; No Default.  The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement and (b) there will exist no Event of Default under the Credit Agreement on such date which has not been waived by FNBO.

3.3                                 Reaffirmation of Obligations.  The Borrower hereby ratifies the Credit Agreement (as amended by this Amendment) and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement (as amended by this Amendment) applicable to it, and (b) that each Operative Document to which it is party remains in full force and effect.

3.4                                 Release of Guarantors.  FNBO hereby releases Xenotech Rental Corp. and Xenotech Strong, Inc. (the “Released Guarantors”) from their respective obligations under the Guarantor Documents.  In connection with said release, FNBO hereby authorizes the Borrower and the Released Guarantors to file UCC termination statements with respect to the Collateral of the Released Guarantors.  In addition, FNBO agrees to return any original stock certificates issued by the Released Guarantors that are now in the possession of FNBO, upon receipt of written instructions from the Borrower.

3.5                                 Entirety.  This Amendment, the Credit Agreement and the other Operative Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.6                                 Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

3.7                                 Governing Law.  THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEBRASKA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEBRASKA. WHENEVER POSSIBLE EACH PROVISION OF THIS AMENDMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AMENDMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AMENDMENT. ALL OBLIGATIONS OF THE BORROWER AND RIGHTS OF FNBO EXPRESSED HEREIN, IN THE CREDIT AGREEMENT OR IN ANY OTHER OPERATIVE DOCUMENT SHALL BE IN ADDITION TO AND NOT IN LIMITATION OF THOSE PROVIDED BY APPLICABLE LAW.

3.8                                 Statutory Notice.  A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW.  TO PROTECT YOU AND US FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE

TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Borrower and FNBO have caused this Seventh Amendment to be executed as of the day and year first above written.

FIRST NATIONAL BANK OF OMAHA

By:	/s/ Marc T. Wisdom
Name: Marc T. Wisdom
Title: Vice President

BORROWER:

BALLANTYNE OF OMAHA, INC.

By:	Christopher Stark
Name: Christopher Stark
Title: VP Operations